 EXHIBIT 3.1(iii) ARTICLES OF INCORPORATION

ARTICLES OF INCORPORATION
OF
INTEGRATED MARKETING TECHNOLOGY, INC.

THE UNDERSIGNED, being competent to contract, does subscribe to these Articles of Incorporation and acts as Incorporator for the purpose of forming a corporation for profit under the laws of the State of Florida, and does hereby adopt the following Articles of Incorporation:

ARTICLE I - NAME

The name of the Corporation shall be INTEGRATED MARKETING TECHNOLOGY, INC.

ARTICLE II - NATURE OF BUSINESS

The general nature of the business to be transacted by this Corporation is:

A. To manufacture, purchase or otherwise acquire, and to own, mortgage, pledge, sell, assign, transfer or otherwise dispose of, and to invest in, trade in, deal in and with, goods, wares, merchandise, real and personal property , and services of every class, kind and description; except that it is not to conduct a banking, safety deposit, trust, insurance, surety , express, railroad, canal, telegraph, telephone or cemetery company, a building and loan association, mutual fire insurance association, cooperative association, fraternal benefit society, state fair or exposition.

B. To conduct business in, have one or more offices in, and buy, hold, mortgage, sell, convey, lease or otherwise dispose of real and personal property, including franchises, patents, copyrights, trademarks and licenses in that State of Florida and in all other states and countries.

C. Contract debt and borrow money, issue and sell or pledge bonds, debentures, notes and other evidence of indebtedness, and execute such mortgages, transfers of corporate property , or other instruments to secure the payment of corporate indebtedness as required.

D. To purchase the corporate assets of any other corporation and engage in the same or other character of business.

E. To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the shares of the capital stock of, or any bonds, securities, or other evidence of indebtedness created by any other corporation of the State of Florida or any other State or government, and while owner of such stock, to exercise all the rights, powers and privileges of ownership, including the right to vote such stock.

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F. To engage in any activity or business permitted under the laws of the United States and of this State.

ARTICLE III - CAPITAL STOCK

The maximum number of shares of stock that this Corporation is authorized to have outstanding at anyone time is one thousand (1,000) shares of common stock, having a par value of $1.00 per share.

ARTICLE IV - INITIAL CAPITAL

The amount of capital with which this Corporation shall begin business shall not be less than the sum of $500.00.

ARTICLE V - PREEMPTIVE RIGHTS

The Corporation shall have the power to create and issue, with or without any connection to the issue and sale of any shares of stock or other securities, rights, warrants or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices, but not less than par if such shares have par value, as the Board of Directors may provide and which shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the consideration of the issuance of such rights, warrants or options and the sufficiency thereof shall be conclusive.

ARTICLE VI - TERM OF EXISTENCE

This Corporation is to exist perpetually.

ARTICLE VII - INITIAL ADDRESS OF REGISTERED OFFICE
AND DESIGNATION OF REGISTERED AGENT

The street address of the initial registered office of this Corporation in the State of Florida is 1245 Court Street, Suite 102, Clearwater, Pinellas County, Florida. The Board of Directors may from time to time, without amending these Articles move the registered office to any other address within the State of Florida.

The initial Registered Agent is designated as Alan S. Gassman, Esquire. The Registered Agent of the Corporation may be changed at any time by a vote of the Board of Directors without an amendment of these Articles.

ARTICLES OF INCORPORATION OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 2

ARTICLE VIII - DIRECTORS

This Corporation shall have three (3) Directors initially. The number of Directors may be increased or diminished from time to time, by a vote of the then acting Director or Directors by majority rule when approved by the Stockholders, but shall never be less than one (1).

ARTICLE IX - INITIAL DIRECTORS

The name and street address of the member of the initial Board of Directors is:

William S. Lee
2849 Executive Drive
Suite 230
Clearwater, FL 34622
-
Emily C. Lee
2849 Executive Drive
Suite 230
Clearwater, FL 34622
-
Robert G. Lee
2849 Executive Drive
Suite 230
Clearwater, FL 34622

The above named Directors shall hold office for the first year of existence of the Corporation or until successors are elected.

ARTICLE X - SUBSCRIBER

The name and street address of the undersigned as subscriber to these Articles of Incorporation is: Alan S. Gassman, Esquire, 1245 Court Street, Suite 102, Clearwater, Florida 34616.

The undersigned as subscriber certifies that the stock subscribed for will not be less than the amount of capital with which the Corporation shall begin business.

ARTICLE XI - INDEMNITY OF DIRECTORS AND OFFICERS

Any person made a party to any action, suit or proceeding by reason of the fact that he, or his or her personal representative, is or was a director, officer or employee of the Corporation, or any corporation in which he or she served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys fees, actually and

ARTICLES OF INCORPORATION OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 3

necessarily incurred by him or her in connection with the defense of such action suit or proceeding, or in connection with the defense of such action suit or proceeding, or in connection with any appeal therein. except in relation to matters as to which it shall be judged in such action suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his or her duties.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this Section.

A director shall not be liable for dividends illegally declared distributions illegally made to shareholders, or any other action taken in reliance and in good faith upon financial statements of the Corporation represented to him or her to be correct by the President of the Corporation or the officer having charge of the books of account, or certified by an independent or certified accountant to clearly reflect the financial condition of the Corporation; nor shall he or she be liable if in good faith in determining the amount available for dividends or distribution, he or she considered the assets to be of ample value.

ARTICLE XII - BY-LAWS AND STOCKHOLDERS AGREEMENT

The stockholders, by agreement, or the By-Laws of the Corporation may restrict the transfer or encumbrance of any and all of its stock. including but not limited to, provisions for the transfer of the stock owned by retiring, disabled or decreased stockholder, or any stockholder required to sever financial interests in the Corporation. Where the By-Laws are amended for the purpose of changing, modifying or otherwise repealing provisions respecting the management of this Corporation, then only the stockholders of this Corporation shall have the power to so adopt, amend, modify or repeal such By-Laws.

ARTICLE XIII - AMENDMENT

These Articles of Incorporation may be amended in the manner provided by the laws of the State of Florida. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a Stockholders' meeting by a majority of the stockholders entitled to vote thereon, unless all of the directors and all of the stockholders sign a written statement manifesting their intention that the Articles of Incorporation be amended.

ARTICLE XIV - DATE OF INCEPTION

The date of the corporate existence shall begin effective March 1, 1996.

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ARTICLE XV - PRINCIPAL ADDRESS

The initial principal address of the corporation for purposes of communicating with. the Secretary of the State of Florida on behalf of the corporation is 2849 Executive Drive, Suite 230, Clearwater, Florida 34622.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this 4th day of March, 1996.

/S/ ALAN S. GASSMAN (SEAL)
ALAN S. GASSMAN, ESQUIRE
STATE OF FLORIDA )
COUNTY OF PINELLAS )
I HEREBY CERTIFY, that on this day, before me, a notary public duly authorized in the State of County above named to take acknowledgments, the undersigned notary, personally appeared ALAN S. GASSMAN, known to me, and who did take an oath, to be the person whose name is subscribed to the above instrument and who executed the foregoing Articles of Incorporation, and he acknowledged before me that he voluntarily executed these Articles of Incorporation for the uses and purposes herein contained.

WITNESS my hand and official seal in the County and State above named. this 4th day of March, 1996.

/S/ SHELLEY WEBER
SHELLEY WEBER
Notary Public
My Commission Expires:
	(Seal)	SHELLEY WEBER
MY COMMISSION # CC 292243
EXPIRES: July 19, 1997
Bonded Thru Notary Public Underwriters
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ACCEPTANCE OF REGISTERED AGENT

Pursuant to Florida Statute 48.091 and Article VII of these Articles of Incorporation, the undersigned Registered Agent does hereby accept the duties as Registered Agent and designatez as his location for service of process as:

Alan S. Gassman, Esquire
1245 Court Street
Suite 102
Clearwater, Florida 34616

The undersigned shall serve as Registered until otherwise removed or he shall resign pursuant to the laws of the State of Florida.

/S/ ALAN S. GASSMAN (SEAL)
ALAN S. GASSMAN, ESQUIRE
.
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